EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our reports dated
May 10, 1996 and November 15, 1995, included in the TransAmerican Waste Industries, Inc.'s annual reports on Form 10-K for the transition period from September 1, 1995 to December 31, 1995, and for the year ended August 31, 1995, respectively, and to all references to our Firm included in this registration statement.

                                    /s/ ARTHUR ANDERSEN LLP
                                        ARTHUR ANDERSEN LLP

Houston, Texas
August 19, 1996